SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2003

VERSATA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-29757	68-0255203
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

300 Lakeside Drive, Suite 1500, Oakland, California 94612

(Address of principal executive office including zip code)

(510) 238-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

ITEM 5.    OTHER EVENTS

On March 7, 2003, Versata Inc. (hereinafter “Versata” or “Company”) received a letter from the Nasdaq Listing Qualifications department indicating that the Company has not been in compliance with the minimum bid price requirement for continued inclusion under Marketplace Rule 4450(a)(5). Therefore, Versata is provided 90 calendar days, or until June 5, 2003 to regain compliance. If, at anytime before June 5, 2003, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, the Nasdaq Listing Qualifications Staff shall provide notification that Versata complies with minimum bid price requirement. If compliance with the requirement cannot be demonstrated by June 5, 2003, the Nasdaq Listing Qualifications Staff will provide notification that Versata’s securities will be delisted. At that time, Versata may appeal such determination to a Listing Qualifications Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSATA, INC.

Date:	March 11, 2003	By:	/s/ JIM DOEHRMAN
Jim Doehrman Chief Financial Officer, Chief Operating Officer, Secretary and Executive Vice President